UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2015  (May 27, 2015)

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2015, the Board of Directors of Alkermes plc (the “Company”) appointed Iain M. Brown,  age 46, to the position of Chief Accounting Officer of Alkermes, Inc. effective immediately. In this position, Mr. Brown will serve as the principal accounting officer of the Company. Alkermes, Inc. (“Alkermes”) is a wholly-owned indirect subsidiary of the Company and was, prior to September 2011, an independent, publicly traded pharmaceutical company.

Mr. Brown joined Alkermes in 2003 as Associate Director of Financial Planning. From 2004 to 2005, Mr. Brown served as Director of Financial Planning and from 2005 to 2006, he served as Director of Finance of Alkermes. Since 2006, Mr. Brown has served as Vice President,  Finance of Alkermes. Prior to joining Alkermes, Mr. Brown was Vice President of Finance, North America at Serono, Inc.

There is no family relationship between Mr. Brown and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Brown and any other person pursuant to which Mr. Brown was appointed as the principal accounting officer of the Company. Mr. Brown has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Brown is eligible to participate in the Company reporting officer performance pay plan (the “Performance Pay Plan”) for the Company’s 2015 fiscal year, and Mr. Brown is entitled to enter into a deed of indemnification (the “Indemnification Agreement”) with the Company, in the form previously filed on September 20, 2011 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  Other than the Performance Pay Plan and the Indemnification Agreement, Mr. Brown has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as the Company’s principal accounting officer.

The role of principal accounting officer was previously held by James M. Frates, Senior Vice President and Chief Financial Officer,  and the principal financial officer, of the Company.

Item 5.07              Submission of Matters to a Vote of Security Holders

On May 27, 2015, the Company held its Annual General Meeting of Shareholders (the “Annual Meeting”). The final voting results for the Annual Meeting are as follows:

1.

Shareholders elected Floyd E. Bloom as a Class I director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2018 and until his respective successor is elected and shall qualify, with the votes cast as follows: 132,100,423 votes for; 226,193 votes against; 223,754 votes abstaining; 7,440,681 broker non-votes.

Shareholders elected Nancy J. Wysenski as a Class I director to serve for a three-year term expiring at the Company’s Annual General Meeting of Shareholders in 2018 and until her respective successor is elected and shall qualify, with the votes cast as follows: 130,560,926 votes for; 1,767,055 votes against; 222,388 votes abstaining; 7,440,682 broker non-votes.

2.

Shareholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with the votes cast as follows: 123,750,341 votes for; 8,564,949 votes against; 235,079 votes abstaining; 7,440,682 broker non-votes.

3.

Shareholders approved the resolution authorizing the 2016 Annual General Meeting of Shareholders of the Company to be held at a location outside of Ireland, with the votes cast as follows: 132,224,040 votes for; 101,156 votes against; 225,173 votes abstaining; 7,440,682 broker non-votes.

4.

Shareholders approved the appointment of PricewaterhouseCoopers LLP as the independent accounting firm of the Company and authorized the Audit and Risk Committee of the Board of Directors to set the independent accounting firm’s remuneration, with the votes cast as follows: 139,350,581 votes for; 407,721 votes against; 232,749 votes abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: May 29, 2015	BY:	/s/ James M. Frates

James M. Frates

Senior Vice President and Chief Financial Officer
(Principal Financial Officer)